UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02

NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 3, 2005, Dollar General Corporation (the “Company”) issued a press release announcing that it will correct certain aspects of its lease accounting practices, as more fully described in the release which is attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.

On February 28, 2005, the Company determined that, because the cumulative adjustments resulting from these corrections would be material to the financial statements for the year ended January 28, 2005, it is required to restate its financial statements for fiscal years 2000 through 2003. The restatement is technically required even though the estimated adjustments for each individual year are not expected to be material to that year’s previously reported results and have no impact on the Company’s current or future cash flows. Accordingly, the Company determined that those financial statements should no longer be relied upon.

As stated in its February 22, 2005 release, these changes stem from a recent clarification issued by The Securities and Exchange Commission pertaining to certain lease accounting matters. This clarification affected many companies in the retail and restaurant industries.

The Company has discussed the matters set out above with both its Audit Committee of the Board of Directors and its independent auditors, Ernst & Young LLP.

ITEM 7.01.

REGULATION FD DISCLOSURE

On March 3, 2005, Dollar General Corporation issued the press release attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of businesses acquired.  N/A

(b)

Pro Forma Financial Information.  N/A

(c)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated March 3, 2005.

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